UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013

ADVANCED MEDICAL ISOTOPE CORPORATION

(Name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6208 W. Okanogan Ave. Kennewick, WA 99336		99336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

As previously reported from July 13, 2012 through October 2, 2012, Advanced Medical Isotope Corporation (the “Company”) sold to subscribers $1,175,000 of convertible notes (the “Notes”) with warrants (the “Warrants”) and additional investment rights (the “AIRs”).  The Notes mature eighteen months from their issuance and the principal amount (the “Principal Amount”) and interest on the Notes will be convertible into shares of common stock of the Company at an original conversion price of $0.10 per share (the “Conversion Price”), adjusted upon the occurrence of any split, combination or other similar recapitalization with respect to the Common Stock and shall be reduced if the Company issues common stock at a price lower than the then-current Conversion Price.  The Warrants are exercisable for five years from issuance and the number of warrants shall be equal to the original principal amount of the Notes multiplied by ten divided by an original exercise price (the “Exercise Price”) of $0.15 or the adjusted Conversion Price.

The AIRs entitled the subscribers to purchase additional Notes up to 40% of the original Principal Amount with the accompanying Warrants.  On May 15, 2013, two investors holding a majority of the original Principal Amount of the Notes elected to exercise their AIRs and collectively purchased an additional $220,000 of Notes, convertible at the Conversion Price, and collectively received warrants to purchase 3,666,666 shares of the Company’s common stock.

The securities described above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  The funds raised by the sale of the AIRs will be used for working capital and general corporate purposes.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Company’s issuance of other securities with a lower conversion price than the Conversion Price of the Notes and Exercise Price of the Warrants, the Company on May 15, 2013 adjusted the Conversion Price and Exercise Price to $0.06 (the “Adjusted Price”).  The Adjusted Price shall be the new Conversion Price for the remaining unconverted Principal Amount of the Notes held by the subscribers and the new Exercise Price for the remaining Warrants not yet exercised by the Subscriber, including any Notes and Warrants issued upon the exercise of any AIRs, including those described in Item 3.02.  As a result of the adjustment, under the original Notes and Warrants, the subscribers may convert the remaining unconverted approximately $325,000 of Principal Amount of the Notes and accrued interest into 6,620,795 shares and shall have warrants to purchase 29,000,000 shares of the Company’s common stock at $0.06 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2013	ADVANCED MEDICAL ISOTOPE CORPORATION

	By:	/s/ James C. Katzaroff
	Name:	James C. Katzaroff
	Title:	Chairman and Chief Executive Officer